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                                                                     Exhibit 5.1


                           [CONOCOPHILLIPS LETTERHEAD]

                                February 7, 2002


ConocoPhillips
600 North Diary Ashford Road
Houston, Texas 77079


            Re: Registration Statement on Form S-4 Related to the Merger of Conoco Inc. and Phillips Petroleum Company.


Ladies and Gentlemen:

         I am Vice President, Treasurer and Assistant Secretary of, and have acted as counsel to, ConocoPhillips, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration under the Act of up to 737,293,556 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock").

         In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, I have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion I have, with your consent, assumed the genuineness of all signatures or instruments relied upon by me, and the conformity of certified copies submitted to me with the original documents to which such certified copies relate.

         Based on the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock have been duly executed, countersigned and delivered by ConocoPhillips upon the consummation of the transactions contemplated in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         I am a member of the Bar of the State of Texas and I express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware, including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and the reported decisions interpreting these laws.
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ConocoPhillips
February 7, 2002
Page 2


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very truly yours,


/s/ Wayne C. Byers

Wayne C. Byers
Vice President, Treasurer and Assistant Secretary